As filed with the Securities and Exchange Commission on November 3, 2006

Registration No. 33-52615

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1743282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1735 MARKET STREET, STE. LL

PHILADELPHIA, PA 19103-7583

(215) 977-3000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ANN C. MULÉ, ESQ.

SUNOCO, INC.

1735 MARKET STREET, STE. LL

PHILADELPHIA, PA 19103-7583

(215) 977-6430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Justin P. Klein, Esq.

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 33-52615) (the "Registration Statement") of Sunoco, Inc. (the "Company"), which was filed with the Securities and Exchange Commission on March 10, 1994. The Registration Statement registered shares of the Company's common stock, par value $1.00 per share, for issuance pursuant to the Sun Company, Inc. Dividend Reinvestment Plan (the "Plan"). The Plan has been terminated, all participation in the Plan has ceased and there are no interests remaining outstanding under the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister the shares of common stock of the Company that were registered on the Registration Statement but were not issued at the termination of the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, as of the 2nd day of November, 2006.

SUNOCO, INC.

By:	/s/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by, or on behalf of, the following persons in the capacities indicated, as of this 2nd day of November, 2006.

/s/ ROBERT J. DARNALL	/s/ JOHN P. JONES, III
Robert J. Darnall, Director	John P. Jones, III, Director

/s/ JOHN G. DROSDICK	/s/ JAMES G. KAISER
John G. Drosdick, Chairman,	James G. Kaiser, Director
Chief Executive Officer,
President and Director	/s/ JOSEPH P. KROTT
(Principal Executive Officer)	Joseph P. Krott, Comptroller
(Principal Accounting Officer)
/s/ URSULA O. FAIRBAIRN
Ursula O. Fairbairn, Director	/s/ R. ANDERSON PEW
R. Anderson Pew, Director
/s/ THOMAS P. GERRITY
Thomas P. Gerrity, Director	/s/ G. JACKSON RATCLIFFE
G. Jackson Ratcliffe, Director
/s/ ROSEMARIE B. GRECO
Rosemarie B. Greco, Director	/s/ JOHN W. ROWE
John W. Rowe, Director
/s/ THOMAS W. HOFMANN
Thomas W. Hofmann, Senior Vice	/s/ JOHN K. WULFF
President and Chief Financial Officer	John K. Wulff, Director
(Principal Financial Officer)

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